                                                                 EXHIBIT 10.15


            THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
               THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
            HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
           STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION
              OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION
                     THAT SUCH REGISTRATION IS NOT REQUIRED.


                SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE


$25,000,000.00                                                February 13, 1996
                                                            San Jose, California


          FOR VALUE RECEIVED, JT Storage, Inc., a Delaware corporation (the "Company"), promises to pay to Atari Corporation, a Nevada corporation (the "Holder"), or its assigns, the principal sum of Twenty Five Million Dollars ($25,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight and one-half percent (8.5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the "Maturity Date" which date shall be the earlier of (i) September 30 , 1996, or
(ii) when such amounts are declared due and payable by the Holder (or made automatically due and payable) upon or after the occurrence of an Event of Default (as defined below).

          THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY IN FAVOR OF THE HOLDER. ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

          The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

          1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

             (a) the "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

             (b) "Certificate" shall mean the Restated Certificate of Incorporation of Company as in effect on the date hereof.


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
             (c) "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

             (d) "Event of Default" has the meaning given in Section 7 hereof.

             (e) "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles (except, with respect to monthly or quarterly financials, for footnotes and year end adjustments). Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

             (f) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the holder of this Note.

             (g) "Indebtedness" shall mean and include the aggregate amount of, without duplication (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (d) all obligations with respect to capital leases, (e) all guaranty obligations; (f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

             (h) "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person of the type described in clauses (a) and (b) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person's business.

             (i) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing

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
of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

             (j) "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Company; (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid a default or Event of Default under any Transaction Document; or
(c) the rights and remedies of Holder under this Note, the other Transaction Documents or any related document, instrument or agreement.

             (k) "Merger Agreement" shall mean that certain Agreement and Plan of Reorganization dated as of February 12, 1996 by and between the Company and the Holder.

             (l) "Obligations" has the meaning given in Section 1 of the Security Agreement.

             (m) "Permitted Indebtedness" means:

                 (i) Indebtedness of Company in favor of the Holder arising under this Note;

                (ii) The existing Indebtedness disclosed on the JTS Disclosure Schedule (as defined in the Merger Agreement) (the "Schedule");

               (iii) Indebtedness to trade creditors, including, without limitation, affiliates of Company, incurred in the ordinary course of business, provided that the amount of such Indebtedness related to Moduler Electronics (India) Pvt. Ltd. shall not exceed $30.0 million at any time;

                (iv) Other Indebtedness of Company, not exceeding $1.0 million in the aggregate outstanding at any time;

                 (v) Contingent obligations of Company consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of Company in respect of transactions entered into in the ordinary course of business;

                (vi) Indebtedness with respect to capital lease obligations and Indebtedness secured by Permitted Liens;

               (vii) Extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Company.

             (n) "Permitted Investments" shall mean and include: (a) deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation; (b) Investments in marketable obligations issued

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
or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; (c) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof; (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in connection with bona fide hedging arrangements; (e) Investments consisting of deposit accounts of the Company in which the Holder has a perfected security interest and deposit accounts of its Subsidiaries maintained in the ordinary course of business; (f) Investments existing on the Closing Date disclosed in the Schedule; (g) Extensions of credit in the nature of accounts receivable or notes receivable arising from the same or lease of goods or services in the ordinary course of business; (h) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (j) Investments consisting of (i) compensation of employees, officers and directors of borrower so long as the Board of Directors of Company determines that such compensation is in the best interests of Company, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Company, (iv) other loans to officers and employees approved by the Board of Directors; and
(k) other Investments aggregating not in excess of $1,000,000 at any time.

             (o) "Permitted Liens" shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (iii) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) Liens securing obligations under a capital lease if such lease is permitted under the Security Agreement and such Liens do not extend to property other than the property leased under such capital lease; (v) Liens upon any equipment acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment; (vi) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (vii) Liens in favor of the Holder; (viii) Liens existing on the date hereof in favor of holders of Senior Indebtedness; (ix) any liens existing as of the date hereof and disclosed in the Schedule; (x) liens on equipment leased by Company pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding such leases); (xi) liens arising from judgements, decrees or attachments to the extent and only so long as such judgment, decree or attachment does not constitute an Event of Default under 7(h); (xii) liens in favor of customs and revenue authorities arising as a matter of law to secure payment

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
of customs duties in connection with the importation of goods; (xiii) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights off setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and
(xiv) liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of the indebtedness secured by Liens of the type described in clauses (i) and (xiii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

             (p) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

             (q) "Senior Indebtedness" shall mean the principal of, unpaid interest on and other amounts due in connection with the Company's Business Loan Agreement dated as of December 18, 1995 with Silicon Valley Bank in an amount not to exceed $5.0 million at any time.

             (r) "Series A Preferred" shall mean the Company's presently authorized Series A Preferred Stock.

             (s) "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company (c) any other entity included in the financial statements of Company on a consolidated basis.

             (t) "Transaction Documents" shall mean this Note, the Security Agreement, the Warrant (as defined in Section 11 hereof) and the Merger Agreement.

          2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants to the Holder that except as disclosed in the JTS Disclosure Schedule (as defined in the Merger Agreement) delivered concurrently herewith:

             (a) Due Incorporation and Qualification. Each of Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

             (b) Authority. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions
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
contemplated thereby (i) are within the power of Company and (ii) have been duly authorized by all necessary actions on the part of Company.

             (c) Enforceability. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

             (d) Non-Contravention. The execution and delivery by Company of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company;
(ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.

             (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby, except such as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any conversion of the principal balance of this Note pursuant to
Section 10 hereof.

             (f) No Violation or Default. None of the Company or the Company's Subsidiaries is in violation of or in default with respect to (i) its Certificate of Incorporation or Bylaws or equivalent charter document or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

             (g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or the Company's Subsidiaries at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

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
             (h) Title. The Company and the Company's Subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties as reflected in the most recent Financial Statements delivered to Purchasers (except those assets and properties disposed of in the ordinary course of business since the date of such Financial Statements) and all respective assets and properties acquired by Company and Company's Subsidiaries since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien, except for Permitted Liens.

             (i) Equity Securities. The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, $.000001 par value, and 70,000,000 shares of Preferred Stock, $.000001 par value, all of which is designated Series A Preferred Stock, of which there are issued and outstanding, 7,466,729 shares of Common Stock and 28,696,370 shares of Series A Preferred. There are no other outstanding shares of capital stock or voting securities. Each outstanding share of the Company's Series A Preferred Stock is convertible into one (1) share of the Company's Common Stock. All outstanding shares of the Company's Common Stock and the Company's Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens other than any Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. The Company has reserved (i) 4,300,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company's 1995 Stock Option Plan, of which 16,729 shares have been issued pursuant to option exercises, and 3,885,747 shares are subject to outstanding, unexercised options, and (ii) 600,000 shares of Common Stock for issuance upon the exercise of outstanding, unexercised warrants. There are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in the Registration Rights Agreement dated as of February 3, 1995 by and among the Company and certain other persons and as contemplated by Section 11(g) hereof, no Person has the right to demand or other rights to cause Company to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to any Equity Securities of Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

          3. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder represents and warrants to the Company that such Holder has been advised that neither this Note nor the securities which may be issued upon the conversion hereof have been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Holder is aware that the Company is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. Such Holder has not been formed solely for the purpose of making this investment and is purchasing


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
the Note to be acquired by such Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Holder has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

          4. INTEREST. Accrued interest on the outstanding principal balance on this Note shall be payable on the Maturity Date.

          5. PREPAYMENT. Upon fifteen (15) days prior written notice to the Holder, the Company may prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

          6. CERTAIN COVENANTS. While any amount is outstanding under the Note, without the prior written consent of the Holder:

             (a) Indebtedness. Neither Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except Senior Indebtedness and Permitted Indebtedness.

             (b) Liens. Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

             (c) Asset Dispositions. Neither the Company nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of any of its assets or property (collectively, a "Transfer"), whether now owned or hereafter acquired, except (i) transfers in the ordinary course of its business consisting of the sale of inventory and sales of worn-out or obsolete equipment and (ii) transfers not in excess of $3.0 million for fair value and other than to any affiliate of the Company.

             (d) Mergers, Acquisitions, Etc. Neither the Company nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person.

             (e) Investments. Neither the Company nor any of its Subsidiaries shall make any Investment except for Permitted Investments.

             (f) Dividends, Redemptions, Etc. Neither the Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, decease or otherwise acquire for value any of its equity securities;
(iii) return any capital to any holder of its equity securities; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; other than payments of principal and interest on outstanding bridge loans and repurchases of shares from terminated employees pursuant to the terms of restricted stock purchase agreements, and provided, however, that any Subsidiary may pay cash dividends to Company.

             (g) Indebtedness Payments. Except as set forth on JTS Disclosure Schedule (as defined in the Merger Agreement), neither the Company nor any of its Subsidiaries shall (i) prepay, redeem, purchase, decrease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than (A) amounts due under this Note and (B) Senior Indebtedness) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than (A) Obligations under this Note and (B) Senior Indebtedness) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or stockholders.

             (h) Information Rights; Notices. The Company shall furnish to the Holder the following:

                 (i) Monthly Financial Statements. Within thirty (30) days after the last day of each month, a copy of the Financial Statements of the Company for such quarter and for the fiscal year to date, certified by the chief financial officer or controller of the Company to present fairly the financial condition, results of operations and other information presented therein and to have been prepared in accordance with generally accepted accounting principals consistently applied, subject to normal year end adjustments and except that no footnotes need be included with such Financial Statements;

                (ii) Annual Financial Statements. Within ninety (90) days after the close of each fiscal year of the Company, (i) copies of the audited Financial Statements of Company for such year, audited by nationally recognized independent certified public accountants, (ii) copies of the unqualified opinions and management letters delivered by such accountants in connection with such Financial Statements, and (iii) a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of Company and its Subsidiaries;

               (iii) SEC Reports. At such time as the Company is subject to the reporting requirement of the Exchange Act, as soon as possible and in no event later than five (5) days after they are sent, made available or filed, copies of all registration statements and reports filed by Company with the Securities and Exchange Commission and all reports, proxy statements and financial statements sent or made available by Company to its stockholders generally; and

                (iv) Notice of Defaults. Promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder or any event of default with respect to any Senior Indebtedness.

             (i) Inspection Rights. The Holder and its representatives shall have the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of the Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss the Company's affairs, finances and accounts with its directors, officers and independent public accountants.

             (j) Use of Proceeds. The Company shall use the proceeds from all borrowings under this Note solely for (A) interim financing for capital equipment prior to obtaining lease financing for such equipment, (B) leasehold improvements, tooling and other fixed assets in an aggregate amount not to exceed $5.3 million, (C) repayment of the Bridge Notes (as defined in the JTS Disclosure Schedule) in the aggregate principal amount of $2,005,000, and (D) working capital purposes.

          7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the other Transaction
Documents:

             (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) days of Company's receipt of the Holder's written notice to Company of such failure to pay; or

             (b) Breaches of Certain Covenants. The Company or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 6(d), 6(f) or 6(j) of this Note; or

             (c) Breaches of Other Covenants. The Company or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Sections 7(a) and 7(b)) and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure does not result from the payment of money or the failure to pay money and is not curable within such fifteen (15) day period, but is reasonably capable of cure within forty-five (45) days, either (A) such failure shall continue for forty-five (45) days or (B) the Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to the Holder within the initial fifteen (15) day period; or

             (d) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to the Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any respect when made or furnished, except any such false, incorrect, incomplete or misleading statement which will not result in a Material Adverse Effect on the Company; or

             (e) Other Payment Obligations. Except pursuant to the Company's Business Loan Agreement with Silicon Valley Bank and the capital equipment loan from Venture Lending and Leasing, Inc., each as described in the JTS Disclosure Schedule (as defined in the Merger Agreement), the Company or any of its Subsidiaries shall (i)(A) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness, including the Senior Indebtedness, to be paid by such Person (excluding this Note and the other Transaction Documents but including any other evidence of Indebtedness of Company or any of its Subsidiaries to the Holder) and such failure shall continue beyond any period of grace provided with respect thereto, or (B) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and (ii) the effect of such failure or default is to cause, or permit the holder or holders thereof to cause, Indebtedness in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more to become due prior to its stated date of maturity, unless such acceleration shall have been rescinded and such failure to pay cured within thirty (30) days from the date of such acceleration; or

             (f) Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

             (g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

             (h) Judgments. A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of Company) shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its

Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

             (i) Transaction Documents. Any Transaction Document (other than the Merger Agreement) or any material term thereof shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of Company enforceable in accordance with its terms or if the Liens of the Holder in any of the assets of Company or its Subsidiaries shall cease to be or shall not be valid and perfected Liens or the Company or any Subsidiary shall assert that such Liens are not valid and perfected Liens.

          8. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 7(f) and 7(g)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 7(f) and 7(g), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

          9. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.

             (a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

             (b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and the Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 9(b) during any 360 day period.

             (c) Further Assurances. By acceptance of this Note, the Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to the Holder's rights hereunder, the Company may require that the Holder execute such forms of subordination agreement; provided that such forms shall not impose on the Holder terms less favorable than those provided herein and in the Security Agreement.

             (d) Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

             (e) Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this
Section 9) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 9 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

             (f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 9 to receive cash, securities or other properties otherwise payable or deliverable to the Holder, nothing contained in this Section 9 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

             (g) Lien Subordination. Any Lien of the Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of the Company or any proceeds or revenues therefrom which the Holder may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

             (h) Reliance of Holders of Senior Indebtedness. The Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

          10. CONVERSION.

             (a) Conversion by Holder. In the event that the Merger Agreement is terminated pursuant to Section 8(a), 8(b) or 8(d) (i) through 8(d)(iv) thereof or upon the occurrence of an Event of Default hereunder, then from and after such date, the Holder shall have the right, at such Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 10(c) hereof, in whole or in part, into fully paid and nonassessable shares of Series A Preferred, provided that the Holder shall provide at least thirty (30) days notice to the Company of Holder's election to convert this Note into shares of Series A Preferred upon the occurrence of an Event of Default. The number of shares of Series A Preferred into which this Note may be converted shall be determined by dividing the aggregate amount of this Note to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The initial "Conversion Price" shall be equal to $1.00 per share. The Conversion Price shall be subject to adjustment from time to time pursuant to Section 12 hereof and the terms of the Company's Certificate.

             (b) Conversion by the Company. In the event that the Merger Agreement is terminated pursuant to Section 8(c), 8(d)(v) or 8(d)(vi) thereof, the Company shall have the right, at the Company's option, to convert this Note, in accordance with the provisions of Section 10(c) hereof, in whole or in part, into fully paid and nonassessable shares of Series A Preferred. The number of shares of Series A Preferred into which this Note may be converted shall be determined by dividing the aggregate amount of this Note to be converted by the Conversion Price in effect at the time of such conversion.

             (c) Conversion Procedure.

                 (i) Conversion Pursuant to Section 10(a). Before the Holder shall be entitled to convert this Note into shares of Series A Preferred, it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 10(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Series A Preferred are to be issued. The Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to the Holder of this Note a certificate or certificates for the number of shares of Series A Preferred to which the Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in
Section 10(d). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Series A Preferred upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Preferred as of such date.

                 (ii) Conversion Pursuant to Section 10(b). If this Note is converted by the Company pursuant to Section 10(b), written notice shall be delivered to the Holder notifying the Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the date on which such conversion is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, the Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to such Holder a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described in Section 10(d). Any conversion of this Note pursuant to
Section 10(b) shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 10(b) and on and after such date the Person entitled to receive the shares issuable upon such conversion shall be treated for all purpose as the record Holder of such shares as of such date.

             (d) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Holder any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this
Note in full and the payment of the amounts specified in this Section 10(d), the Company shall be forever released from all its obligations and liabilities under this Note.

          11. ISSUANCES OF WARRANTS. In the event that the Holder elects to convert all or any portion of this Note into shares of Series A Preferred pursuant to Section 10(a) hereof, or in the event the Company elects to convert all or any portion of this Note into shares of Series A Preferred pursuant to
Section 10(b) hereof the Company hereby agrees to issue to the Holder warrants to purchase shares of Series A Preferred (the "Warrant") as set forth below:

             (a) No Warrant shall be issued if the principal amount of this Note to be converted together with any principal amount of this Note previously converted is less than $5,000,001.

             (b) If the principal amount of this Note to be converted together with any principal amount of this Note previously converted is more than $5,000,000, the Company shall issue to the Holder concurrent with the issuance of the shares of Series A Preferred to be issued upon such conversion, a Warrant to purchase up to 7,500,000 shares of Series A Preferred. The number of shares subject to the first Warrant to be issued shall be determined by multiplying 7,500,000 times a fraction, the numerator of which is the amount by which the aggregate principal amount to be converted exceeds $5,000,000 and the denominator of which is $20,000,000. The number of shares subject to any subsequent Warrant to be issued shall be determined by multiplying 7,500,000 times a fraction, the numerator of which is the aggregate principal amount to be converted and the denominator of which is $20,000,000.

             (c) Each Warrant to be issued by the Company pursuant to this
Section 11 shall have an exercise price of $2.00 per share, a term of five (5) years and such other terms as are set forth in the form of Warrant attached hereto as Exhibit A.

             (d) The shares of Series A Preferred issuable upon the exercise of any Warrants issued pursuant to this Section 11 shall be entitled to registration rights which are pari passu with the registration rights held by the holders of the Company's Series A Preferred Stock.

          12. CONVERSION PRICE ADJUSTMENTS.

             (a) Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series A Preferred or the determination of holders of Series A Preferred entitled to receive a dividend or other distribution payable in additional shares of Series A Preferred or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series A Preferred (hereinafter referred to as "Series A Preferred Equivalents") without payment of any consideration by such holder for the additional shares of Series A Preferred or the Series A Preferred Equivalents (including the additional shares of Series A Preferred issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Series A Preferred issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

             (b) Adjustments for Reverse Stock Splits. If the number of shares of Series A Preferred outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series A Preferred, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Series A Preferred issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

             (c) Conversion or Redemption of Series A Preferred Stock. Should all of Company's Series A Preferred Stock be, or if outstanding would be, at any time prior to full payment of this Note, redeemed or converted into shares of Company's Common Stock in accordance with the Certificate, then this Note shall immediately become convertible into that number of shares of Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the Series A Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Conversion Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Conversion Price of the maximum number of shares of Series A Preferred Stock into which this Note was convertible immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Note is convertible immediately after such conversion or redemption.

             (d) Notices of Record Date, etc. In the event of:

                 (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

               (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

             (e) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred solely for the purpose of effecting the conversion of this Note such number of its shares of Series A Preferred (and shares of its Common Stock for issuance on conversion of such Series A Preferred) as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Series A Preferred (and shares of its Common Stock for issuance on conversion of such Series A Preferred) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Series A Preferred (and shares of its Common Stock for issuance on conversion of such Series A Preferred) to such number of shares as shall be sufficient for such purposes.

          13. Successors and Assigns. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder or, prior to the termination of the Merger Agreement, by the Holder without the prior written consent of the Company. Subject to the foregoing and the restrictions on transfer described in Section 15 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          14. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

          15. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or any securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested and subject to Section 13, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this
Section 15 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          16. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed
(i) if to the Holder, at such Holder's address set forth at the end of this Agreement, or at such other address as such Holder shall have furnished the Company in writing, or (ii) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holder in writing. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

          17. PAYMENT. Payment shall be made in lawful tender of the United States.

          18. DEFAULT RATE; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

          19. EXPENSES; WAIVERS. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Holder with respect to the enforcement or attempted enforcement of any of the obligations of the Company to the Holder under the Transaction Documents or in preserving any of the Holder's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving Company or any of its Subsidiaries).

          20. FINANCING STATEMENTS. The Company agrees to execute all UCC-1 financing statements and other documents and instruments which the Holder may reasonably request to perfect its security interest in the collateral described in the Security Agreement.

          21. REPLACEMENT NOTE. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof; the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

          22. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

          IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


                                               JT STORAGE, INC.
                                               a Delaware corporation


                                               By:  /s/  D.T. Mitchell
                                                   -----------------------------

                                               Title:
                                                      --------------------------

Accepted and Agreed to:

ATARI CORPORATION
a Nevada corporation

By: /s/ Sam Tramiel
    -------------------------------
Title: President
       ----------------------------

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of February 12, 1996, is executed by JT Storage, Inc., a Delaware corporation ("Debtor"), in favor of Atari Corporation, a Nevada corporation ("Secured Party").

                                    RECITALS

         A. Debtor has executed a Subordinated Secured Convertible Promissory Note (the "Note") in favor of Secured Party. Terms not otherwise defined herein shall have the meanings given to such terms in the Note.

         B. In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral described below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

         1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:

                  "Account Debtor" shall have the meaning given to that term in
         Section 3 hereof.

                  "Collateral" shall have the meaning given to that term in
         Section 2 hereof.

                  "Equipment" shall have the meaning given to that term in Attachment 1 hereto.

                  "Inventory" shall have the meaning given to that term in Attachment 1 hereto.

                  "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note and the other Transaction Documents, including, all interest, fees, charges, expenses, reasonable attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

                  "Receivables" shall have the meaning given to that term in Attachment 1 hereto.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

         2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a security interest in all right, title and interests of Debtor in and to the property described in Attachment 1 hereto (collectively and severally, the "Collateral"), which Attachment 1 is incorporated herein by this reference.

         3. Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a perfected security interest in the Collateral to the extent that Lien can be perfected by the filing of a UCC-1 financing statement, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) each Receivable is genuine and enforceable against the party obligated to pay the same (an "Account Debtor"); and (e) all information set forth in Attachment 2 hereto, when delivered, shall be true and correct.

         4. Covenants Relating to Collateral. Debtor hereby agrees from time to time (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the first priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation of any provision of any Transaction Document, (ii) in violation of any applicable law, rule or regulation, or (iii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral except for the Permitted Liens; (d) without prior written notice to Secured Party, (i) not to change Debtor's name or place of business (or, if Debtor has more than one place of business, its chief executive office), or the office in which Debtor's records relating to Receivables are kept, (ii) not to keep Collateral consisting of chattel paper at any location other than its chief executive office set forth in item 1 of Attachment 2 hereto, and (iii) not to keep Collateral consisting of Equipment or Inventory at any location other than the locations set forth in item 6 of Attachment 2 hereto, (e) to deposit, or cause to be deposited, all remittances and checks received with respect to Receivables to an account of Debtor at a bank or other depository institution which has been given notice of Secured Party's security interest in such account in substantially the form of the Notice of Security Interest which is attached hereto as Attachment 3, and in which account Secured Party has a perfected security interest; (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and, at Secured Party's request, to deliver promptly to Secured Party all originals of Collateral consisting of instruments other than negotiable instruments received in the ordinary course of business; (g) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral; (h) if Secured Party gives value to enable Debtor to acquire rights in or the use of any Collateral, to use such value for such purpose; (i) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; (j) except as permitted under the terms of the Note, not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; (k) upon request by Secured Party, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Secured Party indicating that such chattel paper is subject to the security interest granted hereby; (m) to collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by Secured Party; (n) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards
Act); and (o) to complete and deliver Attachment 2 to Secured Party as promptly as practicable after the date hereof, and in any event within ten (10) days following the date hereof.

         5. Authorized Action by Agent. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process and preserve the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any Indebtedness of Debtor relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including reasonable attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

         6. Default and Remedies. Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Note). Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by Debtor. Debtor hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party's rights hereunder, Debtor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without royalty or other payment by Secured Party, but only in connection with the exercise of remedies hereunder) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which

Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

         7.       Miscellaneous.

                  (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

                           Secured Party:   Atari Corporation
                                            1196 Borregas Avenue
                                            Sunnyvale, CA  94089-1302
                                            Attn:  Jack Tramiel
                                            Telephone No.:  (408) 745-2000
                                            Telecopier No.:  (408) 745-8800

                           Debtor:          JT Storage, Inc.
                                            166 Baypointe Parkway
                                            San Jose, CA  95134
                                            Attn:  David T. Mitchell
                                            Telephone No.:  (408) 468-1800
                                            Telecopier No.:  (408) 468-1619

                  (b)      Nonwaiver. No failure or delay on Secured Party's
part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (c) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

                  (d) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate its rights and obligations hereunder without the prior written consent of Secured Party, and prior to the termination of the Merger Agreement, Secured Party may not sell, assign, or delegate its rights and obligations hereunder without the written consent of Debtor.

                  (e) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any Governmental Authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Debtor waives any right to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

                  (f) Payments Free of Taxes, Etc. All payments made by Debtor under this Security Agreement shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Debtor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

                  (g) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (h) Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

                  (i) Headings. Headings in this Security Agreement and each of the other Transaction Documents are for convenience of reference only and are not part of the substance hereof or thereof.

                  (j) Plural Terms. All terms defined in this Security Agreement or any other Transaction Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

                  (k) Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Debtor, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

                  (l) Entire Agreement. This Security Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

                  (m) Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document shall refer to this Security Agreement or such other

Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

                  (n) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

                  (o) Jury Trial. EACH OF DEBTOR AND SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

                  IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

                                                  JT STORAGE, INC.,
                                                  a Delaware corporation

                                                  By: /s/ D. T. Mitchell
                                                      -------------------------
                                                  Name:
                                                  Title:

AGREED:

ATARI CORPORATION,
a Nevada corporation

By: /s/ Sam Tramiel
    --------------------------
Name:
Title:

                                  ATTACHMENT 1
                              TO SECURITY AGREEMENT

         All right, title and interest of Debtor now owned or hereafter acquired in and to the following:

         (a) All equipment and fixtures (including, without limitation, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor (collectively, the "Equipment");

         (b) All inventory (including, without limitation, (i) all raw materials, work in process and finished goods and (ii) all such goods which are returned to or repossessed by Debtor), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor (collectively, the "Inventory");

         (c) All accounts, chattel paper, contract rights and rights to the payment of money (collectively, the "Receivables");

         (d) All general intangibles, including, without limitation, (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property;
(ii) all patents, copyrights, trademarks, trade names, service marks and other intellectual property rights, (iii) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, trade names and service marks, and (iv) all goodwill of Debtor;

         (e) All deposit accounts, money, certificated securities (but excluding securities of foreign Subsidiaries), uncertificated securities, instruments and documents; and

         (f) All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

                                  ATTACHMENT 2
                              TO SECURITY AGREEMENT

                                 DEBTOR PROFILE

1. The legal name of Debtor is and its the address of its chief executive office is: JT Storage, Inc..

2. Debtor was incorporated on _____________, 19__ in the state of Delaware. Since its incorporation Debtor has had the following legal names (other than its current legal name):

                                            Date Debtor's Name
            Prior Name                      Was Changed From Such Name
            ----------                      --------------------------






3.      Debtor does business under the following trade names:

        Trade Name  Is This Name Registered?  Registration No. Registration Date
        ----------  ------------------------  ---------------- -----------------




4. Since Debtor's incorporation the following companies have been merged into Debtor (provide names, dates and brief description of transactions):






5. The following assets of Debtor were acquired in a bulk sale or another transaction not in the ordinary course of business of the seller (provide description of collateral, date and description of transaction, and name of seller):

6.       Debtor has the following places of business:

                                                            Brief Description
         Address               Owner of Location            of Assets and Value
         -------               -----------------            -------------------



7. Debtor has assets at the following other locations that are not places of business of Debtor:

                                                            Brief Description
         Address               Owner of Location            of Assets and Value
         -------               -----------------            -------------------




8. The following locations listed in items 6 and 7 are public warehouses issuing warehouse receipts:

                                                            Brief Description
         Address               Owner of Location            of Assets and Value
         -------               -----------------            -------------------




9.       Debtor had the following other locations within the past four months:


                                                            Brief Description
         Address               Owner of Location            of Assets and Value
         -------               -----------------            -------------------





                                      2-2

10. Debtor imports assets from outside the United States through the following ports of entry (list location by state and county):




11. The following Persons have possession of inventory of Debtor for the purpose of processing or finishing it:



         Name and Address     Processing Services      Description of Inventory
         ----------------     -------------------      ------------------------



12.      Debtor is qualified to do business in the following states:





13. Does Debtor regularly receive letters of credit from customers to secure payments of sums owed to Debtor? Yes ____. No ____ .




14.      Debtor holds notes payable from the following persons:

         Name of Obligor                          Amount
         ---------------                          ------





15. Does Debtor regularly have accounts receivable due from, or contracts with, the United States government or any agency or department thereof? Yes ____. No ____.


                                       2-3

         If yes, indicate the percentage of Debtor's total outstanding accounts receivable that are due from the United States government or such agency or department: _____%

16. Does Debtor regularly receive advance deposits from customers for goods not yet delivered to such customers? Yes ____. No ____.

17.      Debtor's federal employer identification number is: _________________


18. Debtor's assets are subject to the following security interest of Persons other than the Secured Party:

          Assets                             Name of Secured Party
          ------                             ---------------------





19.      The following tax assessments are currently outstanding and unpaid:

          Assessing                          Amount and Description
          ---------                          ----------------------







20. Debtor has directly or indirectly guaranteed the following obligations of third parties:

           Secured Party                Amount                    Debtor
           -------------                ------                    ------




21. Debtor owns the following material intellectual property rights (including patents, trademarks and copyrights, whether or not registered):





                                       2-4

22. The following is a list of all software or other copyrighted material which is licensed to third parties and generates accounts receivable:

23. Debtor has the following subsidiaries (list jurisdiction and date of incorporation, federal employer identification number, type and value of assets):





                                       2-5

                                  ATTACHMENT 3
                              TO SECURITY AGREEMENT

                           NOTICE OF SECURITY INTEREST
                                       IN
                                 DEPOSIT ACCOUNT



                                February __, 1996

[Name of Depositary Bank]
[Address of Depositary Bank]
____________________________
____________________________


         JT Storage, Inc. ("Debtor") and Atari Corporation ("Secured Party"), under that certain Security Agreement dated as of February __, 1996, executed by Debtor in favor of Secured Party, hereby notify you that Debtor has granted to Secured Party a security interest in all deposit accounts maintained by Debtor with you including, without limitation, the deposit accounts described below:


           Account Number        Depositor's Name            Account Type
           --------------        ----------------            ------------




Debtor and Secured Party authorize you to continue to allow Debtor to make deposits to, draw checks upon and otherwise withdraw funds from such deposit accounts (the "Deposit Accounts") without the consent of Secured Party until Secured Party shall instruct you otherwise.

         Debtor has authorized Secured Party to inform you when an Event of Default has occurred and is continuing and at such time instruct you to cease to permit any further payments or withdrawals from the Deposit Accounts by Debtor and/or to pay any or all amounts in the Deposit Accounts to Secured Party.

Debtor authorizes and directs you to comply with all such instructions received by you from Secured Party without further inquiry on your part and hereby agrees to indemnify and hold harmless you and your officers, directors and employees from and for any compliance by you with such instructions.

                                         JT STORAGE, INC.


                                         By: _____________________________
                                         Name:
                                         Title:



                                         ATARI CORPORATION


                                         By: _____________________________
                                         Name:
                                         Title:





                                       3-2

                          ACKNOWLEDGMENT AND AGREEMENT
                               OF DEPOSITARY BANK

         The undersigned depositary bank hereby acknowledges receipt of the above notice and agrees with Debtor and Secured Party to comply with any instruction it may receive from Secured Party in accordance therewith. The undersigned confirms to Secured Party that the information set forth above regarding the Deposit Accounts is accurate, that such Deposit Accounts are currently open and that the undersigned has no prior notice of any other security interest, lien or interest in such Deposit Accounts.


                                        _________________________________

                                        By: _____________________________
                                        Name: ___________________________
                                        Title: __________________________